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                                                                    Exhibit 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Quarterly Report of Laserscope on Form 10-Q for the nine months ended September 30, 2003, I, Dennis LaLumandiere, Vice President, Finance and Chief Financial Officer of Laserscope, hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) such Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in such Quarterly Report on Form 10-Q for the nine months ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Laserscope.



Date:  November 13, 2003            By:    /s/  Dennis LaLumandiere
                                       ----------------------------------------
                                       Dennis LaLumandiere
                                       Vice President, Finance and
                                       Chief Financial Officer

A signed original of this written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Laserscope and will be retained by Laserscope and furnished to the Securities and Exchange Commission or its staff upon request.